UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director

On April 29, 2024, the board of directors elected Casey Hurbis as a director. Mr. Hurbis is Chief Marketing Officer at Rocket Mortgage, the flagship brand within the Rocket Companies portfolio. He oversees all marketing initiatives for the company’s in-house agency and assists the marketing efforts for other successful businesses in Rocket Companies, including Rocket Pro TPO and Rocket Homes, helping to elevate these brands in their respective industries. Under Casey’s leadership, Rocket Mortgage has earned two consecutive #1 rankings atop the highly coveted USA Today Ad Meter, the leading ranking platform for Super Bowl commercials. Casey joined Rocket Mortgage in 2017 after 24 years in automotive marketing, most recently leading advertising and communications for FIAT, where he helped successfully reintroduce the FIAT brand to American car buyers. Mr. Hurbis is a graduate of Michigan State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: April 29, 2024	By:	/s/ Tom J. Berman
President & CEO